Modivcare Reports
First Quarter 2022 Financial Results

Denver, CO – May 5, 2022 – Modivcare Inc., (the “Company” or “Modivcare”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions focused on improving patient outcomes, today reported financial results for the three months ended March 31, 2022.

First Quarter 2022 Highlights:
•Revenue of $574.5 million, a 26.6% increase as compared to $453.6 million in Q1 2021
•Net income of $0.3 million or $0.02 per diluted common share
•Adjusted EBITDA of $50.3 million, Adjusted Net Income of $22.2 million and Adjusted EPS of $1.57
•Net cash provided by operating activities during the quarter of $69.1 million
•Cash and cash equivalents of $194.1 million as of March 31, 2022, with $1,000.0 million principal amount of debt outstanding related to the Senior Unsecured Notes due 2025 and 2029
•Undrawn $325.0 million revolving credit facility as of March 31, 2022

“This quarter, we advanced our strategy to improve outcomes and better serve the health needs of patients through our supportive care platform,” said Daniel E. Greenleaf, Modivcare’s President and Chief Executive Officer. “I am very pleased with the recent management appointments at Modivcare which will help us execute on key operational and growth objectives. With disciplined execution from our team and increased momentum from this quarter’s performance, Modivcare is committed to addressing the social determinants of health and removing barriers to accessing care for the 32 million members we serve. I am extremely proud of the incredible work and dedication of our entire organization to accelerate our vision of empowering patients to access care through our integrated platform more easily, efficiently, and effectively.”

First Quarter 2022 Results

For the first quarter of 2022, the Company reported revenue of $574.5 million, an increase of 26.6% from $453.6 million in the first quarter of 2021.

Operating income was $14.9 million, or 2.6% of revenue, in the first quarter of 2022, compared to operating income of $28.8 million, or 6.3% of revenue, in the first quarter of 2021. Net income in the first quarter of 2022 was $0.3 million, or $0.02 per diluted common share, compared to net income of $18.8 million, or $1.31 per diluted common share, in the first quarter of 2021.

Adjusted EBITDA was $50.3 million, or 8.8% of revenue, in the first quarter of 2022, compared to $50.0 million, or 11.0% of revenue, in the first quarter of 2021.

Adjusted Net Income in the first quarter of 2022 was $22.2 million, or $1.57 per diluted common share, compared to $29.6 million, or $2.06 per diluted common share, in the first quarter of 2021.

Comparable adjusted EBITDA and Adjusted Net Income for Q1 2021 was recast to show the impact of cash settled equity, which the Company is now excluding for the purpose of these calculations.

The year-over-year increase in revenue was primarily due to incremental revenue of $44.4 million and $13.9 million associated with the acquisitions of Care Finders and VRI, respectively. NEMT revenue also increased year-over-year due to higher trip volume which drove higher revenue per member in Q1 2022.

Adjusted EBITDA increased in the first quarter of 2022 due to incremental contribution from Care Finders and VRI. This was partially offset by higher corporate general and administrative cost as the Company continued to make investments in its employees and technology.

Modivcare recorded income, net of tax, of $0.5 million related to its Matrix equity investment in Q1 2022 compared to $3.2 million for the first quarter of 2021.

Organizational Consolidation and Change in Segments

Effective January 1, 2022, the Company completed its segment reorganization which resulted in the addition of a Corporate segment that includes the costs associated with the Company's corporate operations. The operating results of our Corporate segment include our activities related to executive, accounting, finance, internal audit, tax, legal and certain strategic and corporate development functions for each segment, as well as the Company's captive insurance program and the results of our Matrix investment. The Company reclassified certain costs associated with this reorganization for the three months ended March 31, 2021 to conform to this presentation.

Investor Presentation and Conference Call

Modivcare will hold a conference call to discuss its financial results on Thursday, May 5, 2022 at 8:00 a.m. ET. To access the call, please dial:

US toll-free: 1 (877) 423 9820
International: 1 (201) 493 6749

You may also access the conference call via webcast at investors.modivcare.com, where the call also will be archived.

About Modivcare

Modivcare Inc. (“Modivcare”) (Nasdaq: MODV) is a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions for public and private payors and their patients. Our value-based solutions address the social determinants of health (SDoH), enable greater access to care, reduce costs, and improve outcomes. We are a leading provider of non-emergency medical transportation (NEMT), personal care and remote patient monitoring. To learn more about Modivcare, please visit www.modivcare.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), this press release includes EBITDA, Adjusted EBITDA and Adjusted EBITDA margin for the Company and its segments, Adjusted Net Income and Adjusted EPS for the Company, and Adjusted G&A expense for the Company’s segments, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before (as applicable): (1) restructuring and related charges, including severance and office closure and professional services costs, (2) certain transaction and related costs, (3) cash settled equity, (4) stock-based compensation, (5) COVID-19 related costs, net of grant income, and (6) equity in net (income) loss of investee. Adjusted EBITDA margin is calculated as Adjusted EBITDA, divided by Service revenue, net. Adjusted Net Income is calculated as income from continuing operations, net of taxes, before: (1) restructuring and related charges including severance and office closure and professional services costs, (2) certain transaction and related costs, (3) cash settled equity, (4) stock-based compensation, (5) equity in net (income) loss of investee, (6) intangible amortization expense, (7) COVID-19 related costs, net of grant income, (8) tax impacts from the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"), and (9) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): the sum of (1) dividends on convertible preferred stock plus (2) income allocated to participating securities, divided by the diluted weighted-average number of common shares outstanding as calculated for Adjusted Net Income. Adjusted G&A expense is calculated as G&A expense before (as applicable): (1) restructuring and related charges, (2) transaction costs, (3) cash settled equity, and (4) stock-based compensation. Our non-GAAP performance measures exclude expenses and amounts that are not driven by our core operating results and may be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net income or loss in equity investee is excluded from these measures, as we do not have the ability to manage the venture, allocate resources within the venture, or directly control its operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein, including but not limited to: government or private insurance program funding reductions or limitations; alternative payment models or the transition of Medicaid and Medicare beneficiaries to Managed Care Organizations, or MCOs; our inability to control reimbursement rates received for our services; cost containment initiatives undertaken by private third-party payors; the effects of a public health emergency; inadequacies in, or security breaches of, our information technology systems, including the systems intended to protect our clients’ privacy and confidential information; any changes in the funding, financial viability or our relationships with our payors; pandemic infectious diseases, including the COVID-19 pandemic; disruptions to our contact center operations caused by health epidemics or pandemics like COVID-19; delays in collection, or non-collection, of our accounts receivable, particularly during any business integration; an impairment of our long-lived assets; any failure to maintain or to develop further reliable, efficient and secure information technology systems; an inability to attract and retain qualified employees; any acquisition or acquisition integration efforts; our contracts not surviving until the end of their stated terms, or not being renewed or extended; our failure to compete effectively in the marketplace; our not being awarded contracts through the government’s requests for proposals process, or our awarded contracts not being profitable; any failure to satisfy our contractual obligations or to maintain existing pledged performance and payment bonds; a failure to estimate accurately the cost of performing our contracts; any misclassification of the drivers we engage as independent contractors rather than as employees; significant interruptions in our communication and data services; not successfully executing on our strategies in the face of our competition; any inability to maintain relationships with existing patient referral sources; any failure to obtain the consent of the New York Department of Health to manage the day to day operations of our licensed in-home personal care services agency business that we acquired with our personal care segment; acquired unknown liabilities in connection with the acquisition of our personal care segment; changes in the case-mix of our personal care patients, or changes in payor mix or payment methodologies; our loss of existing favorable managed care contracts; our experiencing shortages in qualified employees and management; labor disputes or disruptions, in particular in New York; becoming subject to malpractice or other similar claims; and our reliance on others for the financial condition of our equity investment in Matrix.

The Company has provided additional information about the risks facing our business in our annual report on Form 10-K and subsequent filings most recently filed with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in our filings with the Securities and Exchange Commission, which you should read in their entirety before making an investment decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact
Kevin Ellich,
Head of Investor Relations
(303) 728-7012
Kevin.ellich@modivcare.com

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three months ended March 31,
	2022	2021

Service revenue, net	$574,475	$453,610
Grant income	468	2,648

Operating expenses:
Service expense	459,315	360,333
General and administrative expense	76,808	54,925
Depreciation and amortization	23,946	12,239
Total operating expenses	560,069	427,497

Operating income	14,874	28,761

Other expenses:
Interest expense, net	15,400	8,423
Income (loss) before income taxes and equity method investment	(526)	20,338
Provision (benefit) for income taxes	(361)	4,739
Equity in net income of investee, net of tax	(483)	(3,241)
Net income	$318	$18,840

Earnings per common share:
Basic	$0.02	$1.33
Diluted	$0.02	$1.31

Weighted-average number of common shares outstanding:
Basic	14,023,585	14,158,666
Diluted	14,143,548	14,362,226

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$194,063	$133,139
Accounts receivable, net	262,589	233,121
Other current assets (1)	52,405	43,574
Total current assets	509,057	409,834
Property and equipment, net	57,676	53,549
Goodwill and intangible assets, net	1,395,511	1,415,000
Equity investment	83,333	83,069
Operating lease right-of-use assets	42,181	43,750
Other long-term assets	25,226	22,223
Total assets	$2,112,984	$2,027,425

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$38,050	$8,690
Accrued contract payables	314,126	281,586
Accrued expenses and other current liabilities	138,071	119,563
Accrued transportation costs	107,190	103,294
Current portion of operating lease liabilities	9,858	9,873
Deferred revenue	5,648	4,228
Total current liabilities	612,943	527,234
Long-term debt, net of deferred financing costs	976,233	975,225
Operating lease liabilities, less current portion	34,092	34,524
Long-term contracts payables	1,893	—
Other long-term liabilities (2)	111,623	117,175
Total liabilities	1,736,784	1,654,158

Stockholders' equity
Stockholders' equity	376,200	373,267
Total liabilities and stockholders' equity	$2,112,984	$2,027,425

(1)     Includes other receivables, prepaid expenses and other current assets and short-term restricted cash.
(2)     Includes other long-term liabilities and deferred tax liabilities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three months ended March 31,
	2022	2021
Operating activities
Net income	$318	$18,840
Depreciation and amortization	23,946	12,239
Stock-based compensation	2,049	1,187
Equity in net income of investee	(483)	(4,503)
Deferred income taxes	(6,587)	(616)
Reduction of right-of-use asset	2,884	2,745
Other non-cash items (1)	(777)	608
Changes in working capital (2)	47,720	104,064
Net cash provided by operating activities	69,070	134,564

Investing activities
Purchase of property and equipment	(8,584)	(5,388)
Net cash used in investing activities	(8,584)	(5,388)

Financing activities
Repurchase of common stock, for treasury	—	(14,450)
Proceeds from common stock issued pursuant to stock option exercise	1,138	2,286
Restricted stock surrendered for employee tax payment	(572)	(721)
Other financing activities	—	(40)
Net cash provided by (used in) financing activities	566	(12,925)

Net change in cash, cash equivalents and restricted cash	61,052	116,251
Cash, cash equivalents and restricted cash at beginning of period	133,422	183,356
Cash, cash equivalents and restricted cash at end of period	$194,474	$299,607

(1) Includes provision for doubtful accounts and amortization of deferred financing costs and debt discount.
(2) Includes accounts receivable and other receivables, prepaid expenses and other current assets, self-funded insurance programs, accrued contract payables, accounts payable and accrued expenses, accrued transportation costs, deferred revenue and other long-term liabilities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended March 31, 2022
	NEMT	Personal Care	RPM	Corporate (3)	Total

Service revenue, net	$400,920	$159,698	$13,857	$—	$574,475
Grant income	—	468	—	—	468

Operating expenses:
Service expense	332,096	122,232	4,987	—	459,315
General and administrative expense	37,333	23,133	4,962	11,380	76,808
Depreciation and amortization	7,105	12,505	4,128	208	23,946
Total operating expenses	376,534	157,870	14,077	11,588	560,069

Operating income (loss)	24,386	2,296	(220)	(11,588)	14,874

Interest expense, net	—	—	—	15,400	15,400
Income (loss) before income taxes and equity method investment	24,386	2,296	(220)	(26,988)	(526)
Provision (benefit) for income taxes	6,575	640	(58)	(7,518)	(361)
Equity in net loss (income) of investee, net of tax	65	—	—	(548)	(483)
Net Income (loss)	17,746	1,656	(162)	(18,922)	318

Interest expense, net	—	—	—	15,400	15,400
Provision (benefit) for income taxes	6,575	640	(58)	(7,518)	(361)
Depreciation and amortization	7,105	12,505	4,128	208	23,946
EBITDA	31,426	14,801	3,908	(10,832)	39,303

Restructuring and related charges (1)	5,604	181	24	31	5,840
Transaction costs (2)	—	1,273	647	1,791	3,711
Cash settled equity	—	—	—	(13)	(13)
Stock-based compensation	—	17	29	1,420	1,466
COVID-19 related costs, net of grant income	122	349	—	—	471
Equity in net loss (income) of investee, net of tax	65	—	—	(548)	(483)

Adjusted EBITDA	$37,217	$16,621	$4,608	$(8,151)	$50,295

(1) Restructuring and related charges include professional services costs and severance and recruiting costs.
(2) Transaction costs include SOX integration efforts at recently acquired subsidiaries and acquisition costs.
(3) Effective January 1, 2022, the Company completed its segment reorganization which resulted in the addition of a Corporate segment that includes the costs associated with the Company's corporate operations. Through this reorganization, it was also determined that the Matrix Investment is no longer a reportable segment, and is now reported within the Corporate segment. Prior period segment amounts have been reclassified to conform to the current presentation.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended March 31, 2021
	NEMT	Personal Care	Corporate (4)	Total

Service revenue, net	$343,416	$110,194	$—	$453,610
Grant income	—	2,648	—	2,648

Operating expenses:
Service expense	272,416	87,917	—	360,333
General and administrative expense	27,987	15,029	11,909	54,925
Depreciation and amortization	7,312	4,927	—	12,239
Total operating expenses	307,715	107,873	11,909	427,497

Operating income (loss)	35,701	4,969	(11,909)	28,761

Interest expense, net	—	—	8,423	8,423
Income (loss) before income taxes and equity method investment	35,701	4,969	(20,332)	20,338
Provision (benefit) for income taxes	9,404	1,438	(6,103)	4,739
Equity in net income of investee, net of tax	—	—	(3,241)	(3,241)
Net Income (loss)	26,297	3,531	(10,988)	18,840

Interest expense, net	—	—	8,423	8,423
Provision (benefit) for income taxes	9,404	1,438	(6,103)	4,739
Depreciation and amortization	7,312	4,927	—	12,239
EBITDA	43,013	9,896	(8,668)	44,241

Restructuring and related charges (1)	3,494	—	151	3,645
Transaction costs (2)	(37)	1,045	2,670	3,678
Cash settled equity (3)	—	—	2,093	2,093
Stock-based compensation	—	—	1,131	1,131
COVID-19 related costs, net of grant income	339	(1,852)	—	(1,513)
Equity in net income of investee, net of tax	—	—	(3,241)	(3,241)

Adjusted EBITDA	$46,809	$9,089	$(5,864)	$50,034

(1) Restructuring and related charges include professional services costs of $3.2 million and severance and office closure costs of $0.4 million.
(2) Transaction costs include Circulation management incentive plan costs and acquisition costs related to Simplura Health Group and National MedTrans.
(3) Adjusted EBITDA for Q1 2021 was recast to show the impact of cash settled equity, which the Company is now including for the purpose of this calculation.
(4) Effective January 1, 2022, the Company completed its segment reorganization which resulted in the addition of a Corporate segment that includes the costs associated with the Company's corporate operations. Through this reorganization, it was also determined that the Matrix Investment is no longer a reportable segment, and is now reported within the Corporate segment. Prior period segment amounts have been reclassified to conform to the current presentation, with the exception of the RPM segment, which is not included in Q1 of 2021 as it was purchased in Q3 of 2021.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share:
(in thousands, except share and per share data)

	Three months ended March 31,
	2022	2021

Net income	$318	$18,840

Restructuring and related charges(1)	5,840	3,645
Transaction costs(2)	3,711	3,678
Cash settled equity(3)	(13)	2,093
Stock-based compensation	1,466	1,131
Equity in net income of investee, net of tax	(483)	(3,241)
Intangible amortization expense	19,490	9,502
COVID-19 related costs, net of grant income	471	(1,513)
Tax effected impact of adjustments	(8,629)	(4,536)

Adjusted Net Income	$22,171	$29,599

Adjusted EPS	$1.57	$2.06

Diluted weighted-average number of common shares outstanding	14,143,548	14,362,226

(1) Restructuring and related charges include severance, organizational consolidation costs and professional fees.
(2) Transaction costs include certain transaction-related expenses and SOX integration efforts.
(3) Adjusted net income for Q1 2021 was recast to show the impact of cash-settled equity, which the Company is now including for the purpose of this calculation.

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Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands)

	Three months ended
	March 31, 2022	March 31, 2021	% Change

NEMT Segment

Service revenue, net	$400,920	$343,416	16.7%
Service expense; purchased services	277,947	223,294	24.5%
Service expense; payroll, and other	54,149	49,122	10.2%
Gross profit	$68,824	$71,000	(3.1)%
Gross margin	17.2%	20.7%

G&A expense	$37,333	$27,987	33.4%
G&A expense adjustments
Restructuring and related charges	5,604	3,494	60.4%
Transaction costs	—	(37)	(100.0)%
Adjusted G&A expense	$31,729	$24,530	29.3%
Adjusted G&A expense % of revenue	7.9%	7.1%

Net income	$17,746	$26,297	(32.5)%
Net income margin	4.4%	7.7%

Adjusted EBITDA	$37,217	$46,809	(20.5)%
Adjusted EBITDA margin	9.3%	13.6%

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Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands)

	Three months ended
	March 31, 2022	March 31, 2021	% Change

Personal Care Segment

Service revenue, net	$159,698	$110,194	44.9%
Service expense	122,232	87,917	39.0%
Gross profit	$37,466	$22,277	68.2%
Gross Margin	23.5%	20.2%

G&A expense	$23,133	$15,029	53.9%
G&A expense adjustments
Restructuring and related charges	181	—	NA
Transaction costs	1,273	1,045	21.8%
Stock-based compensation	17	—	NA
Adjusted G&A expense	$21,662	$13,984	54.9%
Adjusted G&A expense % of revenue	13.6%	12.7%

Net income	$1,656	$3,531	(53.1)%
Net income margin	1.0%	3.2%

Adjusted EBITDA	$16,621	$9,089	82.9%
Adjusted EBITDA margin	10.4%	8.2%

RPM Segment

Service revenue, net	$13,857
Service expense	4,987
Gross profit	$8,870
Gross Margin	64.0%

G&A expense	$4,962
G&A expense adjustments
Restructuring and related charges	24
Transaction costs	647
Stock-based compensation	29
Adjusted G&A expense	$4,262
Adjusted G&A expense % of revenue	30.8%

Net loss	$(162)
Net loss margin	(1.2)%

Adjusted EBITDA	$4,608
Adjusted EBITDA margin	33.3%

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Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands)

	Three months ended
	March 31, 2022	March 31, 2021	% Change

Corporate Segment

G&A expense	$11,380	$11,909	(4.4)%
G&A expense adjustments
Restructuring and related charges	31	151	(79.5)%
Transaction costs	1,791	2,670	(32.9)%
Cash settled equity	(13)	2,093	(100.6)%
Stock-based compensation	1,420	1,131	25.6%
Adjusted G&A expense	$8,151	$5,864	39.0%
Adjusted G&A expense % of consolidated revenue	1.4%	1.3%

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